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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 for FS Variable Separate Account of First SunAmerica Life Insurance Company, of our report dated November 8, 1996 relating to the financial statements of First SunAmerica Life Insurance Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.




         PRICE WATERHOUSE LLP
         Los Angeles, California
         May 2, 1997